Exhibit 3.1

Articles of Amendment
to
Articles of Incorporation
of
United Fire Group, Inc.

To the Secretary of State of the State of Iowa:

Pursuant to the provisions of Sections 490.1003 and 490.1006 of the Iowa Business Corporation Act, as amended (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.    The name of the corporation is: United Fire Group, Inc.

2.    The following amendment to the Articles of Incorporation was approved and recommended to the shareholders by the board of directors of the corporation on May 21, 2014 and adopted by the shareholders of the corporation on May 20, 2015 in the manner required by the Act and by the Articles of Incorporation:

The following is added to the end of Article VII, Section 1.a.:

“Directors will be elected by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote; provided, however, directors will be elected by a plurality of the votes cast at any meeting at which a quorum is present and for which one or more nominations of persons for election to the Board of Directors has been properly received pursuant to the procedures set forth in the Bylaws so that, on the tenth (10th) day before the Corporation first mails its notice for such meeting to the shareholders, the number of nominees for director is greater than the number of directors to be elected.”

3.    This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.    This amendment shall become effective upon the filing of these Articles of Amendment with the Iowa Secretary of State.

5.     This amendment was adopted in the manner required by the Articles of Incorporation and the Act.

Exhibit 3.1

[SIGNATURE PAGE FOR ARTICLES OF AMENDMENT]

UNITED FIRE GROUP, INC.

Dated: May 20, 2015                 By: /s/ Randy A. Ramlo                                                    Randy A. Ramlo
President and Chief Executive Officer